Exhibit 22

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6 to

SCHEDULE 13D

(Rule 13d-101)

Information to be included in statements filed pursuant to

 Rule 13d-1(a) and amendments thereto filed

pursuant to Rule 13d-2(a).

Telecom Italia S.p.A.

(Name of Issuer) Ordinary Shares, Euro 0.55 Par Value
(Title of Class of Securities) 87927W10
(CUSIP Number)
Richard C. Morrissey, Esq. Sullivan & Cromwell St. Olave’s House 9a Ironmonger Lane London EC2V 8EY (44 20 7710 6500)
(Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications) August 9, 2001
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(e), 13d-1(f) or 13d-1(g), check the following box [ ].

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (the “Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act.

(continued on following pages)

LONDON: 163561.8

SCHEDULE 13D

CUSIP No. 87927W10		Page 2 of 4 Pages

1		NAMES OF REPORTING PERSONS I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS Olivetti S.p.A.
2		CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP (a) [ ] (b) [ ]
3		SEC USE ONLY
4		SOURCE OF FUNDS Not applicable
5		CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e) [ ]
6		CITIZENSHIP OR PLACE OF ORGANIZATION Italy
NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH	7	SOLE VOTING POWER 2,891,656,682
	8	SHARED VOTING POWER
	9	SOLE DISPOSITIVE POWER 2,891,656,682
	10	SHARED DISPOSITIVE POWER
11		AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON 2,891,656,682
12		CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES [ ]
13		PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 55.0%
14		TYPE OF REPORTING PERSON HC, CO

CUSIP No. 87927W10	Page 3 of 4 Pages

This Amendment No. 6 ("Amendment No. 6") amends and supplements the Schedule 13D of Olivetti S.p.A., a company incorporated under the laws of the Republic of Italy ("Olivetti"), and Tecnost S.p.A., a company incorporated under the laws of the Republic of Italy ("Tecnost"), jointly filed with the U.S. Securities and Exchange Commission on June 4, 1999, as amended by Amendment No. 1 thereto filed on October 4, 1999, Amendment No. 2 thereto filed on November 3, 1999, Amendment No. 3 thereto filed on December 28, 1999, Amendment No. 4 thereto filed on November 9, 2000 and Amendment No. 5 thereto filed on January 10, 2001 (together, the "Schedule 13D"), with respect to the ordinary shares of Telecom Italia S.p.A. ("Telecom Italia") beneficially owned by Olivetti.  Effective December 31, 2000, Tecnost was merged into Olivetti and ceased to exist as an independent entity.

Information contained in this Amendment No. 6 relating to Pirelli S.p.A. (“Pirelli”), Edizione Holding S.p.A. (“Edizione”) and the Purchaser (as defined below) is based on the Schedule 13D filed by Pirelli  and the Schedule 13D filed by Edizione, both filed on August 9, 2001 (the date formal notice was provided to Olivetti about the events described in Item 4 below).

ITEM 4.

PURPOSE OF THE TRANSACTION

Item 4 of the Schedule 13D is hereby amended and supplemented by adding the following paragraphs at the end thereof.

On July 30, 2001, Pirelli and Edizione entered into an agreement (the “Purchase Agreement”) to acquire 1,552,662,120 ordinary shares  of Olivetti (the “Olivetti Shares”) from Bell S.A. (“Bell”), a company incorporated under the laws of Luxembourg, either directly or through a company controlled by them (the “Purchaser”).  On August 3, 2001, the Purchaser was organized as a corporation under the laws of the Republic of Italy for the purpose of acquiring and holding the Olivetti Shares. Pursuant to the agreement, dated August 7, 2001, between Pirelli and Edizione relating to the organization and governance of the Purchaser (the “Shareholders Agreement”), Pirelli and Edizione will each transfer to the Purchaser 130,980,000 and 134,322,250 Olivetti Shares owned by them, respectively, as of that date and Pirelli will also transfer 147,337,880 Olivetti Shares which it acquired, acting also on behalf of Edizione, from Bell and GPP International S.A., one of Bell’s shareholders, on July 30, 2001. The total number of Olivetti Shares to be acquired by the Purchaser under the Purchase Agreement and to be transferred to the Purchaser by Pirelli and Edizione will represent approximately 26.9% of Olivetti’s ordinary share capital (27.7% if the Purchaser elects to exercise its right under the Purchase Agreement to acquire an additional number of Olivetti Shares which may be sold to Bell). Pursuant to the Shareholders Agreement, Pirelli will own 80% of the Purchaser’s share capital and Edizione will own the remaining 20%.  The acquisition of the Olivetti Shares is subject to EU regulatory approval.  Following the consummation of these transactions, Olivetti expects that decisions regarding its interest in the Issuer’s ordinary share capital will be taken by, or in close consultation with, the Purchaser.

CUSIP No. 87927W10	Page 4 of 4 Pages

ITEM 5.

INTEREST IN SECURITIES OF THE ISSUER

(a) and (b)

See Items 11 and 13 on page 2 of this Amendment No. 6.

(c)

Olivetti has not effected any transactions in Telecom Italia ordinary shares during the past 60 days.  Information as to any such transactions by directors or executive officers of Olivetti will be filed by amendment.

ITEM 7.

MATERIAL TO BE FILED AS EXHIBITS.

Item 7 of the Schedule 13D is hereby amended and supplemented by adding the following immediately at the end thereof.

Exhibit 13.

Schedule 13D filed by Pirelli S.p.A. on August 9, 2001.

Exhibit 14.

Schedule 13D filed by Edizione Holding S.p.A. on August 9, 2001 (exhibits omitted).

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

August 10, 2001

OLIVETTI S.p.A.

By:   /s/ ENRICO GRIGLIATTI

Name:  Enrico Grigliatti

Title:    Corporate Secretary